                              RANCON PACIFIC REALTY L.P.
                               400 South El Camino Real
                             San Mateo, California 94402

                                    June 30, 1998




Dear Limited Partners:

     Rancon Pacific Realty L.P., a California limited partnership (the "Partnership"), has reviewed the unsolicited tender offer to purchase units of limited partnership interest of the Partnership for a price of $5.50 per Exchange Unit, and $4.75 per Preferred Unit made by Accelerated High Yield Institutional Fund, L.P. and several other persons and entities (collectively, the "Bidders"), most of which are affiliates of MacKenzie Patterson, Inc.

--------------------------------------------------------------------------------

               LIMITED PARTNERS SHOULD BE AWARE THAT:

          -    THE PARTNERSHIP'S PROPERTIES HAVE ALREADY BEEN SOLD.

          - IF YOU DO NOT TENDER YOUR UNITS TO THE BIDDERS, WITHIN APPROXIMATELY 60 DAYS THE GENERAL PARTNER ANTICIPATES YOU WILL RECEIVE CASH DISTRIBUTIONS FROM THE PARTNERSHIP THAT THE GENERAL PARTNER ESTIMATES WILL EXCEED 180% OF THE PRICES YOU HAVE BEEN OFFERED BY THE BIDDERS FOR YOUR UNITS IN THE TENDER OFFER.

          - IF YOU HAVE ALREADY TENDERED YOUR UNITS TO THE BIDDERS, YOU CAN STILL WITHDRAW YOUR TENDER.

--------------------------------------------------------------------------------

     The General Partner of the Partnership has determined that the offer by the Bidders is inadequate and not in the best interests of the Partnership or its limited partners. Accordingly, the General Partner recommends that the limited partners reject the offer.

     All of the Partnership's properties have been sold in sales completed today, June 30, 1998. The General Partner currently estimates that the aggregate net distributable cash proceeds from the sale of such properties and from certain of the remaining Partnership assets are expected to be at least approximately $10.00 per Exchange Unit, and at least approximately $9.00 per Preferred Unit, amounts substantially in excess of the purchase prices contained in the tender offer. The General Partner currently anticipates that a distribution of a substantial portion of the net proceeds from the sale of the properties will be made within approximately 60 days. However, limited partners who sell any Unit to the Bidders will NOT receive any distributions to be made by the Partnership with respect to that Unit, including distributions of the net proceeds from the sale of the Partnership's properties and dissolution of the Partnership.

     To the extent any limited partner has previously tendered Units pursuant to the Bidders' offer, the General Partner recommends that they consider withdrawing their tender by following the procedures set forth under "Section 4. Withdrawal Rights" in the Bidders' Offer to Purchase dated June 10, 1998. The Offer to Purchase provides that Units tendered pursuant to the Bidders' offer may be withdrawn at any time prior to the expiration date of the offer and, unless theretofore accepted for payment as provided in the Offer to Purchase, may also be withdrawn at any time after August 10, 1998 (or such later date as may apply in the event the offer is extended). According to the Offer to Purchase, in order to withdraw Units, a limited partner should send a written or facsimile transmission notice of withdrawal to the depositary for the offer at the following address or facsimile number: MacKenzie Patterson, Inc., 1640 School Street, Moraga, California 94556; facsimile no.: (925) 631-9119. The notice of withdrawal should specify the name of the person tendering the notice of withdrawal and must be signed by the person(s) who signed the letter of transmittal in the same manner as the letter of transmittal was signed. For convenience, forms of withdrawal notices are attached which can be used by a limited partner who decides to withdraw Units previously tendered in the Offer.

     The attached Schedule 14D-9, which has been filed with the Securities and Exchange Commission by the Partnership and the General Partner, expands upon the reasons for the General Partner's determination concerning the Bidders' offer, and contains additional information relating to the General Partner's recommendation including additional information regarding the estimate of the amount of distributable cash from the property sale, as well as the assumptions and qualifications upon which such estimate is based and which could cause the actual distributable cash from such sale to vary from the estimate. The
Schedule 14D-9 also contains additional information regarding the estimated timing of distributions of such cash and dissolution of the Partnership. We urge you to read the Schedule 14D-9 carefully.

     If you have any questions concerning these matters please call Preferred Partnership Services, Inc. at (888) 909-7774 or (510) 713-0241.

                                   Sincerely,


                              RANCON PACIFIC REALTY L.P.,
                                   a California limited Partnership

                                   By:  RC PACIFIC REALTY PARTNERS, L.P.
                                        (the general partner of Rancon Pacific
                                        Realty L.P.)



                                        By:     /s/ Daniel L. Stephenson
                                             -----------------------------------
                                             Daniel L. Stephenson,
                                             Director, President, Chief
                                             Executive Officer and Chief
                                             Financial Officer of
                                             RC Pacific Realty, Inc. ,
                                             the General Partner of
                                             RC Pacific Realty Partners, L.P.

                                 NOTICE OF WITHDRAWAL
                                  (Preferred Units)


To:  MacKenzie Patterson, Inc.
     1640 School Street
     Moraga, California  94556
     Facsimile:  (925) 631-9119



Re: Withdrawal of Tendered Preferred Units of Limited Partnership Interests of Rancon Pacific Realty, L.P. ("Units")

     Pursuant to Section 4 of the Offer to Purchase by Accelerated High Yield Institution Fund, L.P.; Accelerated High Yield Income Fund I, L.P.; Accelerated High Yield Income Fund II, L.P.; MacKenzie Patterson Special Fund, L.P.; MacKenzie Patterson Special Fund 3, LLC; MacKenzie Specified Income Fund, L.P.; Previously Owned Partnership Income Fund, L.P.; Cal-Kan, Inc.; JDF & Associates, LLC; Moraga Gold, LLC; Ernest E. Pennell; and Steven Gold (collectively the "Purchasers") dated June 10, 1998, the undersigned hereby withdraws the undersigned's tender of all Units previously tendered to the Purchasers.



------------------------   -----------   -------------------------   -----------
Signature of Owner         Date          Signature of Owner          Date
(as set forth on Letter                  (as set forth on Letter
of Transmittal to                        of Transmittal to
Purchasers)                              Purchasers)


Medallion Signature Guarantee of Owner   Medallion Signature Guarantee of Owner








-------------------------------------    -------------------------------------
Tax ID No. or Social Security No.        Tax ID No. or Social Security No.
  of Owner                                 of Owner

                                 NOTICE OF WITHDRAWAL
                                   (Exchange Units)


To:  MacKenzie Patterson, Inc.
     1640 School Street
     Moraga, California  94556
     Facsimile:  (925) 631-9119



Re: Withdrawal of Tendered Exchange Units of Limited Partnership Interests of Rancon Pacific Realty, L.P. ("Units")

     Pursuant to Section 4 of the Offer to Purchase by Accelerated High Yield Institution Fund, L.P.; Accelerated High Yield Income Fund I, L.P.; Accelerated High Yield Income Fund II, L.P.; MacKenzie Patterson Special Fund, L.P.; MacKenzie Patterson Special Fund 3, LLC; MacKenzie Specified Income Fund, L.P.; Previously Owned Partnership Income Fund, L.P.; Cal-Kan, Inc.; JDF & Associates, LLC; Moraga Gold, LLC; Ernest E. Pennell; and Steven Gold (collectively the "Purchasers") dated June 10, 1998, the undersigned hereby withdraws the undersigned's tender of all Units previously tendered to the Purchasers.



------------------------   -----------   -------------------------   -----------
Signature of Owner         Date          Signature of Owner          Date
(as set forth on Letter                  (as set forth on Letter
of Transmittal to                        of Transmittal to
Purchasers)                              Purchasers)


Medallion Signature Guarantee of Owner   Medallion Signature Guarantee of Owner








-------------------------------------    -------------------------------------
Tax ID No. or Social Security No.        Tax ID No. or Social Security No.
  of Owner                                 of Owner